Image P2P Trading Group Limited

Consolidated Financial Statements

December 31, 2016 and 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
Image P2P Trading Group Limited

We have audited the accompanying consolidated balance sheets of Image P2P Trading Group Limited, and its subsidiaries (collectively the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the two years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Image P2P Trading Group Limited as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the fiscal years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had incurred substantial losses in previous years and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters are described in Note 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

San Mateo, California	WWC, P.C.
November 14, 2017	Certified Public Accountants

Image P2P Trading Group Limited

Consolidated Balance Sheets

At December 31, 2016 and 2015

	2016	2015
Assets
Current assets
Cash and cash equivalents	$1,667	$343,318
Accounts receivable, net	40,075	-
Other receivables and other current assets	7,757	174
Inventories	448,673	-
Advances and prepayment to suppliers	36,419	489,803
Prepaid expenses	10,788	-
Prepaid taxes and taxes recoverable	101,039	-
Due from related parties	-	422,659
Total current assets	$646,418	$1,255,954

Non-current assets
Plant and equipment, net	11,148,280	4,862,341
Construction in progress and prepayment for equipment	5,032	5,430,900
Intangible assets, net	499,596	544,744
Other assets	97,247	192,160
Total Assets	$12,396,573	$12,286,099

Liabilities and Stockholders’ Equity
Current liabilities
Short-term bank loans	$720,773	$-
Long-term debt – current portion	1,009,082	-
Accounts payable	619,933	47,473
Accrued liabilities and other payables	216,383	230,961
Customers advances and deposits	11,421	-
Due to related parties	4,004,718	3,426,096
Total current liabilities	$6,582,310	$3,704,530

Long-term liabilities
Long-term bank loans	1,797,222	3,079,481
Total Liabilities	$8,379,532	$6,784,011

Stockholders’ Equity
Paid in capital	5,841,155	5,826,124
Accumulated deficit	(1,280,576)	(83,094)
Accumulated other comprehensive income	(543,538)	(240,942
Total Stockholders’ Equity	$4,017,041	$5,502,088

Total Liabilities and Stockholders’ Equity	$12,396,573	$12,286,099

See accompanying notes to financial statements

F-4

Image P2P Trading Group Limited

Consolidated Statements of Operations and Comprehensive Loss

For the years ended December 31, 2016 and 2015

	2016	2015
Net revenues	$45,431	$-
Cost of revenues	601,119	-
Gross loss	(555,688)	-

Operating expenses:
Selling and marketing expenses	20,785	-
General and administrative expenses	496,154	308,297
Total operating expenses	516,939	308,297

Operating loss	(1,072,627)	(308,297)

Other income (expenses):
Government subsidy	24,050	-
Interest income	56	-
Interest expense	(148,961)	(40,937)
	(124,855)	(40,937)

Earnings before tax	(1,197,482)	(349,234)

Net loss	$(1,196,542)	$(349,234)

Other comprehensive income:
Foreign currency translation loss	(302,596)	(245,495)

Comprehensive income	$(1,500,078)	$(594,729)

Loss per share
Basic and diluted earnings per share	$(239.26)	$(69.78)
Basic and diluted weighted average shares outstanding	5,005	5,005

See accompanying notes to financial statements

F-5

Image P2P Trading Group Limited

Consolidated Statements of Stockholders’ Equity

For the years ended December 31, 2016 and 2015

	Number
	of					Accumulated
	Ordinary		Additional			Other
	Shares		Paid-in	Statutory	Accumulated	Comprehensive
	Issued	Amount	Capital	Reserves	Deficit	Income	Totals
Balance, January 1, 2015	5,005	5,005	808,691	-	266,140	4,553	1,084,389
Net loss	-	-	-	-	(349,234)	-	(349,234)
Owners’ injection of capital	-	-	5,012,428	-	-	-	5,012,428
Foreign currency translation loss	-	-	-	-	-	(245,495)	(245,495)
Balances at December 31, 2015	5,005	5,005	5,826,124	-	(83,094)	(240,942)	5,502,088
Net loss	-	-	-	-	(1,197,482)	-	(1,197,482)
Increases in capital	-	-	15,031	-	-	-	15,031
Foreign currency translation loss	-	-	-	-	-	(302,596)	(326,693)
Balances at December 31, 2016	5,005	5,005	6,233,777	-	(1,280,576)	(543,538)	4,371,120

See accompanying notes to financial statements

F-6

	2016	2015
Cash flows from operating activities
Net income	$(1,197,482)	$(349,234)
Amortization of intangible assets	10,853	11,571
Depreciation of fixed assets	537,909	35,851
(Increase)/decrease in accounts and other receivables	(37,796)	47,895
(Increase) in inventories	(467,840)	-
Decrease in advances and prepayments to suppliers	323,576	1,284,903
Increases in accounts and other payables	600,229	126,732
Net cash (used in)/provided by operating activities	(230,551)	1,157,718

Cash flows from investing activities
Purchase of plant and equipment	(2,119,205)	(5,060,217)
Prepayments for building construction and equipment	-	(5,579,917)
Increase/(decrease) in security deposits	86,189	(119,870)
Net cash used in investing activities	(2,033,016)	(10,760,004)

Cash flows from financing activities
Proceeds of owners’ injection of capital	15,031	5,012,428
Proceeds from bank borrowings	671,496	3,205,077
Borrowing and payments to related parties, net	1,243,624	1,741,945
Net cash provided by financing activities	1,930,151	9,959,450

Net increase/(decrease) of cash and cash equivalents	(333,416)	357,164

Effect of foreign currency translation on cash and cash equivalents	(8,235)	(14,005)

Cash and cash equivalents–beginning of period	343,318	159

Cash and cash equivalents–end of period	$1,667	$343,318

Supplementary cash flow information:
Interest received	$56	$-
Interest paid	$148,961	$40,937
Income taxes paid	$-	$-

F-7

1.	THE COMPANY AND PRINCIPAL BUSINESS ACTIVITIES

Image P2P Trading Group Limited (the “Company”) was incorporated in the British Virgin Islands (“BVIs”) on April 21, 2015. The Company, through its direct and indirect wholly owned subsidiaries, is in the business of producing, marketing and selling tea polyphenol-based products. The Company’s operations are located in the People’s Republic of China (“PRC”).

Asia Grand Will (“AGW”) was incorporated on March 18, 2017 in the Hong Kong SAR. AGW wholly owns Fuzhi Yuan (Shenzhen) Holdings Limited (“FYSZ”) which was established on June 20, 2017 in the PRC. FYSZ is a wholly owned foreign entity. FYSZ wholly owns Jiangxi Fu Zhi Yuan Biotechnology Limited (“JXFZYBL”), which was established on January 5, 2013 in the PRC. FYSZ acquired JXFZYBL on July 14, 2017. AGW and FYSZ are intermediary holding companies. The Company conducts its operations through JXFZYB. The Company acquired AGW on Jul 28, 2017. AGW established FYSZ on May 25, 2017.

The reorganization of the Company and its subsidiaries via acquisitions detailed above, by and amongst the Company and AGW, FYSZ, and JXFZYBL, have been accounted for under US GAAP as business combinations under common control as the Company, the legal acquirer, and AGW, FYSZ, and JXFZYBL, the legal acquirees, were entities controlled directly or indirectly by the same group of shareholders. JXFZYBL, immediately before being acquired by FYSZ, was 91% and 9% owned by Messrs. Peng Qiu and Mingguang Li, respectively; pursuant to the reorganization where the Company acquired 100% of AGW, which owns 100% of FYSZ, and FYSZ acquiring 100% of JXFZYBL, Messrs. Peng Qiu and Mingguang Li were issued 4,600 and 455 of the Company’s ordinary shares in exchange for their ownership in JXFZYBL. The Company’s historical stockholders’ equity has been retroactively restated whereby the acquisitions of AGW, FYSZ, and JXFZYBL were accounted for as a recapitalization of the Company.

On or about September 13, 2017, the Company completed the issuance of 44,945 new ordinary shares to thirty individuals for net proceeds to $44,495 or $1 per share. The Company expects to use the funds for general corporate purposes.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s consolidated financial statements are expressed in U.S. dollars.

(b)	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company accounts and transactions have been eliminated. The consolidated financial statements include 100% of assets, liabilities, and net income or loss of those wholly-owned subsidiaries.

The Company’s subsidiaries are listed as follows:

Name of Company	Place of incorporation	Attributable equity interest %	Authorized capital
Asia Grand Will Limited	Hong Kong	100	HKD 1
Fuzhi Yuan (Shenzhen) Holdings Limited	PRC	100	RMB 500,000
Jiangxi Fu Zhi Yuan Biotechnology Co., Limited	PRC	100	RMB 50,000,000

F-8

Image P2P Trading Group Limited

Notes to Financial Statements

For the years ended December 31, 2016 and 2015

(c)	Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

(d)	Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

(e)	Accounts receivable

Accounts receivable are carried at the amounts invoiced to customers less allowance for doubtful accounts. The allowance is an estimate based on a review of individual customer accounts on a regular basis. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

The Company reviews the collectability of accounts receivable based on an assessment of historical experience, current economic conditions, and other collection indicators.

(f)	Inventories

Inventories consisting of finished goods and raw materials are stated at the lower of cost or market value. Finished goods are comprised of direct materials, direct labor, inbound shipping costs, and an appropriate proportion of overhead. The Company using first in first out (“FIFO”) method of accounting for inventory. The Company recorded inventory impairment expenses in the amounts of $442,081 and nil for the years ended December 31, 2016 and 2015. The expenses were included in cost of revenues.

(g)	Advances and prepayments to suppliers

The Company makes advance payment to suppliers and vendors for the procurement of raw materials. Upon physical receipt and inspection of the raw materials from suppliers the applicable amount is reclassified from advances and prepayments to suppliers to inventory.

(h)	Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	20 years
Equipment	3 - 10 years
Motor vehicles	4 - 5 years
Furniture and fixtures	5 - 10 years

The cost of maintenance and repairs is charged to expenses as incurred, whereas significant renewals and betterments are capitalized.

F-9

Image P2P Trading Group Limited

Notes to Financial Statements

For the years ended December 31, 2016 and 2015

(i)	Construction in progress and prepayments for equipment

Construction in progress represents direct and indirect construction or acquisition costs for buildings. Prepayments for equipment represents advances and down-payments for equipment that is either yet to be delivered or has been delivered but requires installation and testing in order to be put in to use. Amounts recorded as construction in progress and prepayments for equipment are transferred to plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. The Company’s begins depreciating those assets when they have transferred to plant and equipment and put into use.

(j)	Land use rights

Land use rights are carried at cost and amortized on a straight-line basis over a specified period. Amortization is provided using the straight-line method over the life of 50 years.

(k)	Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry or new technologies. Impairment is present if carrying amount of an asset is less than its undiscounted cash flows to be generated.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(l)	Revenue recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as customer deposits. The Company’s revenue consists of invoiced value of goods, net of a value-added tax (VAT).

(m)	Advertising

All advertising costs are expensed as incurred. The Company incurred $440 and nil in advertising expenses for the years ended December 31, 2016 and 2015.

(n)	Shipping and handling

Outbound shipping and handling are expensed as incurred.

(o)	Research and development

All research and development costs are expensed as incurred. Research and development expense were $31,366 and nil for the years ended December 31, 2016 and 2015.

F-10

Image P2P Trading Group Limited

Notes to Financial Statements

For the years ended December 31, 2016 and 2015

(p)	Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as part of overhead.

(q)	Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

(r)	Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

(s)	Foreign currency translation

The accompanying financial statements are presented in United States dollars (“USD”). The functional currency of the Company is the USD. The functional currency of AGW is the Hong Kong dollar (“HKD”). The functional currency of SZFY and JXFZYBL is the Renminbi (“RMB”). The financial statements of the Companies subsidiaries have been translated into United States dollars from RMB and HKD at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Exchange Rates	12/31/2016	12/31/2015
Year end RMB : US$ exchange rate	6.9472	6.4907
Average year RMB : US$ exchange rate	6.6418	6.2175

Year end HKD : US$ exchange rate	7.7617	7.7504
Average year HKD : US$ exchange rate	7.7521	7.7521

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

(t)	Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. As of for the years ended December 31, 2016 and 2015, the Company did not have any potentially dilutive securities outstanding.

F-11

Image P2P Trading Group Limited

Notes to Financial Statements

For the years ended December 31, 2016 and 2015

(u)	Financial instruments

The Company’s accounts for financial instruments in accordance to ASC Topic 820, “Fair Value Measurements and Disclosures,” which requires disclosure of the fair value of financial instruments held by the Company and ASC Topic 825, “Financial Instruments,” which defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

(v)	Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

(w)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income includes the foreign currency translation adjustment and unrealized gain or loss.

(x)	Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable assets acquired in a business combination. In accordance with FASB ASC Topic 350, “Goodwill and Other Intangible Assets”, goodwill is no longer subject to amortization. Rather, goodwill is subject to at least an annual assessment for impairment, applying a fair-value based test. Fair value is generally determined using a discounted cash flow analysis.

(y)	Recent accounting pronouncements

On January 5, 2016, the FASB issued ASU 2016-01 “Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Although the ASU retains many current requirements, it significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. The ASU also amends certain disclosure requirements associated with the fair value of financial instruments. The new standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2017.

F-12

Image P2P Trading Group Limited

Notes to Financial Statements

For the years ended December 31, 2016 and 2015

On February 25, 2016, the FASB issued ASU 2016-02 “Leases (Topic 842)”, its new standard on accounting for leases. ASU 2016-02 introduces a lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in ASC 606, the FASB’s new revenue recognition standard (e.g., those related to evaluating when profit can be recognized).

Furthermore, the ASU addresses other concerns related to the current leases model. For example, the ASU eliminates the requirement in current U.S. GAAP for an entity to use bright-line tests in determining lease classification. The standard also requires lessors to increase the transparency of their exposure to changes in value of their residual assets and how they manage that exposure. The new model represents a wholesale change to lease accounting. As a result, entities will face significant implementation challenges during the transition period and beyond, such as those related to:

Applying judgment and estimating.

●	Managing the complexities of data collection, storage, and maintenance.
●	Enhancing information technology systems to ensure their ability to perform the calculations necessary for compliance with reporting requirements.
●	Refining internal controls and other business processes related to leases.
●	Determining whether debt covenants are likely to be affected and, if so, working with lenders to avoid violations.
●	Addressing any income tax implications.

The new guidance will be effective for public business entities for annual periods beginning after December 15, 2018 (e.g., calendar periods beginning on January 1, 2019), and interim periods therein.

On March 15, 2016, the FASB issued ASU 2016-07 “Investments—Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting”, which simplifies the equity method of accounting by eliminating the requirement to retrospectively apply the equity method to an investment that subsequently qualifies for such accounting as a result of an increase in the level of ownership interest or degree of influence. Consequently, when an investment qualifies for the equity method (as a result of an increase in the level of ownership interest or degree of influence), the cost of acquiring the additional interest in the investee would be added to the current basis of the investor’s previously held interest and the equity method would be applied subsequently from the date on which the investor obtains the ability to exercise significant influence over the investee. The ASU further requires that unrealized holding gains or losses in accumulated other comprehensive income related to an available-for-sale security that becomes eligible for the equity method be recognized in earnings as of the date on which the investment qualifies for the equity method.

The guidance in the ASU is effective for all entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years; early adoption is permitted for all entities. Entities are required to apply the guidance prospectively to increases in the level of ownership interest or degree of influence occurring after the ASU’s effective date. Additional transition disclosures are not required upon adoption.

F-13

Image P2P Trading Group Limited

Notes to Financial Statements

For the years ended December 31, 2016 and 2015

On March 17, 2016, the FASB issued ASU 2016-08 “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)”, which amends the principal-versus-agent implementation guidance and illustrations in the Board’s new revenue standard (ASU 2014-09). The FASB issued the ASU in response to concerns identified by stakeholders, including those related to (1) determining the appropriate unit of account under the revenue standard’s principal-versus-agent guidance and (2) applying the indicators of whether an entity is a principal or an agent in accordance with the revenue standard’s control principle. Among other things, the ASU clarifies that an entity should evaluate whether it is the principal or the agent for each specified good or service promised in a contract with a customer. As defined in the ASU, a specified good or service is “a distinct good or service (or a distinct bundle of goods or services) to be provided to the customer.” Therefore, for contracts involving more than one specified good or service, the entity may be the principal for one or more specified goods or services and the agent for others.

The ASU has the same effective date as the new revenue standard (as amended by the one-year deferral and the early adoption provisions in ASU 2015-14). In addition, entities are required to adopt the ASU by using the same transition method they used to adopt the new revenue standard.

On March 30, 2016, the FASB issued ASU 2016-09 “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”, which simplifies several aspects of the accounting for employee share-based payment transactions for both public and nonpublic entities, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows.

The ASU is effective for annual reporting periods beginning after December 15, 2016, including interim periods within those annual reporting periods.

The Company is currently assessing the above the accounting pronouncements and their potential impact from their adoption on the financial statements.

3.	GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going-concern basis. The going-concern basis assumes that assets are realized and liabilities are settled in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon the liquidation of current assets. For the years ended December 31, 2016 and 2015, the Company reported net loss of $1,197,482 and $349,234, respectively. The Company had working capital deficit of approximately $5,935,892 and $2,448,576 as of December 31, 2016 and 2015. These conditions raise substantial doubt as to whether the Company may continue as a going concern.

In an effort to improve its financial position, the Company is working to obtain new working capital through a reverse merger with a publicly listed entity and shortly thereafter the sales of equity or debt securities by the listed entity to investors for cash to fund operations and further expansion.

4.	ACCOUNTS RECEIVABLE

	2016	2015
Accounts receivable	$40,075	$-
Less: Allowance for doubtful accounts	-	-
	$40,075	$-

F-14

Image P2P Trading Group Limited

Notes to Financial Statements

For the years ended December 31, 2016 and 2015

5.	INVENTORIES

Inventories consisted of the following as of December 31, 2016 and 2015:

	2016	2015
Raw materials	$189,746	$-
Finished goods	258,927	-
	$448,673	$-

6.	PLANT AND EQUIPMENT

Plant and equipment consisted of the following as of December 31, 2016 and 2015:

	2016	2015
At Cost:
Buildings	$5,865,546	$4,786,603
Equipment	5,779,506	70,920
Motor vehicles	48,518	51,407
Furniture and fixtures	19,070	5,202
	$11,712,641	$4,914,132
Less: Accumulated depreciation
Buildings	241,991	18,946
Equipment	280,610	3,182
Motor vehicles	39,159	29,517
Furniture and fixtures	2,601	147
	564,361	51,792

	$11,148,280	$4,862,340

Depreciation expenses translated at the average exchange rates for the years ended December 31, 2016 and 2015 were $537,909 and $35,851, respectively.

7.	INTANGIBLE ASSETS

Intangible assets consisted of the following as of December 31, 2016 and 2015:

	2016	2015
Land use rights, at cost	520,412	555,861

Less: Accumulated amortization	20,816	11,117
	$499,596	$544,744

Amortization expenses translated at the average exchange rates for the years ended December 31, 2016 and 2015 were $10,853 and $11,571, respectively.

F-15

Image P2P Trading Group Limited

Notes to Financial Statements

For the years ended December 31, 2016 and 2015

8.	SHORT TERM BANK LOANS

On March 16, 2016, the JXFZYBL entered into short term loan Jiangxi Rural Credit Union & Rural Commercial Bank due on March 9, 2017. The loan was for general working capital purposes in the amount of $720,773 (RMB 5,000,000). The loan carried an interest rate of 6.30% and was secured by personal guarantee of Mr. Ming Guang Li, the authorized representative of JXFZBL and Director of the Company. In March of 2017, JXFZYBL repaid the outstanding loan, and procured a new bridge loan in the amount $767,208 (RMB 5,000,000) that was due in approximately one month. The Company further procured bank financing in April of 2017 to replace these previous loans.

Interest expenses translated at the average exchange rates for the years ended December 31, 2016 and 2015 were $36,508 and $nil, respectively.

9.	LONG TERM LOAN

On October 30, 2015, the Company entered into a loan agreement with Industrial and Commercial Bank of China – Wan An County Branch for an interest only construction loan in the amount of approximately $2,403,808 (RMB 15,000,000). The loan bares an adjustable interest rate, at the time origination was 4.75%. The interest rates are adjustable every twelve months. The interest-only construction loan was collateralized by the lands and buildings off the Company with variable maturity dates of up to 5 years.

On January 15, 2015, the Company entered into a loan agreement with Wan An County Xin Yuan Industrial Development Ltd Co. for an interest only loan in the amount of approximately $801,269 (RMB 5,000,000). The loan bares a fixed interest rate at 4.983% with a maturity date of May 4, 2017. The Company repaid the loan upon maturity.

	2016	2015
Current portion	1,009,082	-
Long term portion	1,797,222	3,079,481
	$2,806,304	$3,079,481

As of December 31, 2016, the Company had not made any principal repayments, the difference in balances between December 31, 2016 and 2015 was a result of the change of exchange rates in effect at those points in time.

Loan Maturity schedule	2016	2015
Due in one year	$1,009,082	$-
Due in two years	432,464	1,077,819
Due in three years	576,618	461,922
Due in four years	788,140	615,896
Due in five years	-	923,844
Due in greater than five years	-	-
	$2,806,304	$3,079,481

Interest expenses translated at the average exchange rates for the years ended December 31, 2016 and 2015 were $112,453 and $40,937, respectively.

As of December 31, 2016 and 2015, the Company had $97,247 (RMB 674,600) and $192,160 (RMB 1,248,000) in restricted deposits with the bank as a credit enhancement to the loan. These amounts were accounts for as long term other assets by the Company.

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Image P2P Trading Group Limited

Notes to Financial Statements

For the years ended December 31, 2016 and 2015

10.	INCOME TAXES

The Company’s primary operations are in the PRC, and in accordance with the relevant tax laws and regulations. The corporate income tax rate for each country is as follows:

●	PRC tax rate is 25%.

The Company is registered the British Virgin Islands, which is a tax-exempt region.

The following tables provide the reconciliation of the differences between the statutory and effective tax expenses for the years ended December 31, 2016 and 2015:

	2016	2015
Loss attributed to foreign operations	$(1,197,482)	$(349,234)
Loss attributed to US	-	-
Income before tax	(1,197,482)	(349,234)

PRC Statutory Tax at 25% Rate	(299,371)	(87,309)
Effect of tax exemptions and operating losses	299,371	87,309
Income tax	$-	$-

The difference between the U.S. federal statutory income tax rate and the Company’s effective tax rate was as follows for the years ended December 31, 2016 and 2015:

	2016	2015
U.S. federal statutory income tax rate	34.0%	34.0%
Lower rates in PRC, net	-9.0%	-9.0%
Net operating losses in PRC and other jurisdictions	-25.0%	-25.0%
The Company’s effective tax rate	0.0%	0.0%

11.	RELATED PARTY TRANSACTIONS

Related parties’ relationships as follows:

Peng Qiu	Director, CEO and Majority Shareholder of the Company
Min Huang	Mr. Peng Qiu’s spouse
Yi Sheng Qiu	Mr. Peng Qiu’s father
Wan An Fu Zhi Yuan Cha Ye Ltd. Co.	Mr. Peng Qiu, CEO of the Company as shareholder and officer.

Amounts due from related parties

	2016	2015
Min Huang	-	422,659
	$-	$422,659

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Image P2P Trading Group Limited

Notes to Financial Statements

For the years ended December 31, 2016 and 2015

The outstanding receivable from Min Huang consisted of capital advances and lending. These amounts were due on demand and were non-interest bearing.

Amounts due to related parties

	2016	2015
Peng Qiu	$3,484,730	$2,869,834
Yi Sheng Qiu	519,988	556,262
	$4,004,718	$3,426,096

The outstanding receivables from Peng Qiu and Yi Sheng Qiu consist of working capital advances and borrowings. These amounts are due on demand and are non-interest bearing.

Advances and prepayments to suppliers

	2016	2015
Wan An Fu Zhi Yuan Cha Ye Ltd. Co.	$8,938	$-

The advances and prepayments to suppliers account includes an outstanding balance paid to Wan An Fu Zhi Yuan Cha Ye Ltd. Co. for the purchase of tea leaves, a primary raw material, in the normal course of business. These amounts are due on demand and are non-interest bearing. The advances and prepayments to suppliers account balance is reduced when the Company takes physical delivery of the inventory.

Accounts Payables

	2016	2015
Wan An Huan Sheng Biomass Energy Ltd. Co.	$73,377	$-

The accounts payables to related party includes an outstanding balance payable to Wan An Huan Sheng Biomass Energy Ltd. Co. for purchases of raw materials in the normal course of business.

12.	RISKS

A.	Credit risk

The Company is subject to risk borne from credit extended to customers.

JXFZYBL’s bank deposits are with banks located in the PRC. These banks do not carry federal deposit insurance.

B.	Interest risk

The Company is subject to interest rate risk when its loans become due and require refinancing.

C.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

D.	Inflation risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed on the Company’s customers could adversely impact the Company’s results of operations.

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Image P2P Trading Group Limited

Notes to Financial Statements

For the years ended December 31, 2016 and 2015

F.	Concentrations risks

In 2016, the Company had a concentration of risk in demand for its products. One customer comprised 98.4% of the Company’s sales.

In 2016, the Company had a concentration of risk in supply for raw materials, three vendors that supplied tea comprised 42.6% of the Company’s purchases. Additionally, as single vendor that supplied ethyl acetate to the Company comprised 12.1% of the Company’s purchases.

13.	SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date.

As mentioned in Note 8 above, in March of 2017, JXFZYBL repaid the outstanding loan, and procured a new bridge loan in the amount $767,208 (RMB 5,000,000) that was due in approximately one month. The Company further procured bank financing in April of 2017 to replace these previous loans.

As mentioned in Note 1 above, on or about September 13, 2017, the Company completed the issuance of 44,945 new ordinary shares to thirty individuals for net proceeds to $44,495 or $1 per share. The Company expects to use the funds for general corporate purposes.

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